                                                                     EXHIBIT 1.1




                      TLFC IV EQUIPMENT LEASE TRUST 1996-1

                 $127,848,986 CLASS A 5.98% LEASE BACKED NOTES


                           TL LEASE FUNDING CORP. IV
                                    (SELLER)

                       TRANS LEASING INTERNATIONAL, INC.
                                   (SERVICER)

                             UNDERWRITING AGREEMENT

                                                               November 20, 1996

FIRST UNION CAPITAL MARKETS CORP.
One First Union Center
Charlotte, North Carolina  28288-0735



Dear Sirs:

                 TL Lease Funding Corp. IV, a Delaware corporation (the "Seller"), proposes to form an owner trust, TLFC IV Equipment Lease Trust 1996-1 (the "Trust"), pursuant to a Trust Agreement (the "Trust Agreement") to be dated as of November 26, 1996 between the Seller and Bankers Trust (Delaware), as owner trustee (the "Owner Trustee"), which will issue (i) $127,848,986 aggregate principal amount of its Class A 5.98% Lease Backed Notes (the "Class A Notes") and (ii) $13,536,951 aggregate principal amount of its Class B 6.64% Lease Backed Notes (the "Class B Notes"; and together with the Class A Notes, the "Notes") pursuant to an Indenture to be dated as of November 26, 1996 (the "Indenture") between the Trust and Manufacturers & Traders Trust Company, as trustee (the "Indenture Trustee"). The Class B Notes are subordinate to the Class A Notes and are not being sold hereunder. The assets of the Trust (the "Trust Fund") will include leases which cover a variety of new and used "small-ticket" medical and office equipment and automobiles and light-duty trucks or interests therein (the "Leases"), collections thereunder due after October 31, 1996 (the "Cutoff Date"), interests in the underlying equipment (the "Equipment"; and together with the Leases, the "Receivables"), the lease files with respect to the Leases and certain physical damage insurance policies with respect to the Equipment, together with the proceeds thereof. The Seller will acquire the Leases, the Equipment and related assets from Trans Leasing International, Inc. who will service such Leases, Equipment and related assets for the Trust ("Trans Leasing"; and in its capacity as Servicer, the "Servicer"). The Notes will be secured by the Trust Fund pursuant to the Indenture. The beneficial interest in the Trust will be represented by a certificate (the "Trust Certificate") which will initially be issued to the Seller in partial consideration for the Leases, the Equipment and related assets transferred to the

Trust by the Seller under the Pooling and Servicing Agreement to be dated as of November 26, 1996 among the Seller, the Servicer and the Trust (the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

                 This is to confirm the agreement concerning your purchase of the Class A Notes from the Seller.

                 1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF TRANS LEASING AND THE SELLER. Trans Leasing and the Seller jointly and severally represent and warrant to and agree with you that:

                 (a) A registration statement on Form S-3 (No. 33-95108), together with Amendments Nos. 1 and 2 thereto, has been filed by the Seller with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement may have been amended or supplemented from time to time prior to the date hereof. Any such amendment or supplement was filed with the Commission in accordance with the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"). The Seller proposes to file with the Commission pursuant to Rule 424(b)(4) of the Rules and Regulations a prospectus supplement (the "Prospectus Supplement") to the prospectus dated November 20, 1996, relating to the Class A Notes and the method of distribution thereof. Copies of such registration statement, any amendment or supplement thereto, such prospectus and the Prospectus Supplement have been previously delivered to you. Such registration statement, including exhibits thereto and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively. The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied.

                 (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact and, in the case of the Registration Statement and any post-effective amendment thereto, did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, did not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; on the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus, as amended or supplemented as of the Closing Date, will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder and neither the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in the preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) that information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter's Information (as defined herein). The form of the Indenture has been qualified under the Trust Indenture Act.

                 (c) The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables.

                 (d)  The representations and warranties of the Seller in
         Section 3.02 of the Contribution and Sale Agreement and Section 2.4 of the Pooling and Servicing Agreement will be true and correct as of the Closing Date.

                 (e) The representations and warranties of Trans Leasing in Sections 3.01 of the Contribution and Sale Agreement and of the Servicer in Section 3.6 of the Pooling and Servicing Agreement will be true and correct as of the Closing Date.

                 (f) Each of the Seller and Trans Leasing has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement and the execution, delivery and performance by each of the Seller and Trans Leasing of this Agreement have been duly authorized by each of the Seller and Trans Leasing by all necessary corporate action.

                 (g) This Agreement has been duly executed and delivered by Trans Leasing and the Seller.

                 (h) When authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Class A Notes will be duly issued and constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                 (i) The execution, delivery and performance of this Agreement and the consummation by each of the Seller and Trans Leasing of the transactions contemplated hereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of such party, or any indenture, agreement or other instrument to which either such party is a party or by which it is bound, or violate any law or, to either such party's knowledge, any order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such party or any of its properties which conflict, breach, default or violation would reasonably be expected to (x) have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Seller or Trans Leasing, as the case may be, or (y) have a material adverse effect on the ability of the Seller or Trans Leasing, as the case may be, to perform its obligations under this Agreement or any of the agreements contemplated hereby; and, except for the registration of the Class A Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with your purchase and distribution of the Class A Notes no permit, consent, approval of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                 (j) To either of the Seller's or Trans Leasing's knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such party or its properties against such party or its properties (i) asserting the invalidity of this Agreement or any of the Class A Notes, (ii) seeking to prevent the issuance of any of the Class A Notes or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by such party of its obligations under, or the validity or enforceability of, the Class A Notes or this Agreement, or (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Class A Notes.

                 (k) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.

                 (l) The Seller (i) is not in violation of its certificate of incorporation or by-laws, (ii) is not in default, in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or to which any of the Seller's property or assets is subject or (iii) is not in violation in any respect of any law, order, rule or regulation applicable to the Seller or any of the Seller's property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except any violation or default that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Seller.

                 (m) The Contribution and Sale Agreement, the Pooling and Servicing Agreement, the Trust Agreement, the Indenture and the Administration Agreement conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

                 (n) Neither the Trust nor the Seller is required to be registered under the Investment Company Act of 1940, as amended.

                 (o) None of Trans Leasing, the Seller or anyone acting on the Seller's behalf has taken any action that would require qualification of the Trust Agreement or the Pooling and Servicing Agreement under the Trust Indenture Act.

                 2. PURCHASE BY THE UNDERWRITER. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Seller agrees to issue and sell to you and you agree to purchase from the Seller, the Class A Notes at a purchase price equal to 99.685% of the principal amount thereof plus accrued interest from November 20, 1996 to the Closing Date. In addition the Seller agrees to pay to you a structuring fee of $127,849 on the Closing Date.

                 The Seller shall not be obligated to deliver any of the Class A Notes except upon payment for all the Class A Notes to be purchased as provided herein. You shall promptly notify the Seller of the completion of the distribution of the Class A Notes.

                 3. DELIVERY OF AND PAYMENT FOR THE CLASS A NOTES. Delivery of and payment for the Class A Notes shall be made at the office of Kirkland & Ellis, or at such other place as shall be agreed upon by you and the Seller, at 10:00 A.M., New York City time, on November 26, 1996, or at such other date or time, not later than seven full business days thereafter, as shall be agreed upon by you and the Seller (such date and time being referred to herein as the "Closing Date"). On the Closing Date, the Seller shall deliver or cause to be delivered to you the Class A Notes against payment to or upon the order of the Seller of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of your obligation. Upon delivery, the Class A Notes shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interest of the beneficial owners of the Class A Notes will be represented by book-entries on the records of DTC and participating members thereof. Definitive certificates representing the Class A Notes will be available only under limited circumstances.

                 4. FURTHER AGREEMENTS OF THE SELLER. The Seller agrees with you:

                 (a) To file the Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b)(4) of the Rules and Regulations within the time period prescribed by such rule and provide evidence satisfactory to First Union of such timely filing.

                 (b) During any period in which a prospectus relating to the Class A Notes is required to be delivered under the Securities Act: advise you promptly of any proposal to amend the Registration Statement or amend or supplement the Prospectus, furnish a copy thereof to you and your counsel and not to amend or supplement the Prospectus unless the form of such amendment or supplement is reasonably satisfactory to you; to advise you promptly of (i) the effectiveness of any post-effective amendment to the Registration Statement, (ii) any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) the issuance by the Commission of any order preventing or suspending the use of any prospectus relating to the Class A Notes or the initiation or threatening of any proceedings for that purpose and (v) the receipt by the Seller of any notification with respect to the suspension of the qualification of the Class A Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Class A Notes or suspending any such qualification and, if any such stop order or order of suspension is issued, to obtain the lifting thereof at the earliest possible time.

                 (c) If, during any period in which a prospectus relating to the Class A Notes is required to be delivered under the Securities Act but in no event after February 18, 1997, any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you immediately thereof, and to promptly prepare and file with the Commission, subject to paragraph (b) of this Section 4, an amendment or a supplement to the Prospectus such that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading, or such that the Prospectus will comply with the Securities Act. You hereby agree that if you receive a notice from the Seller pursuant to this paragraph (c), you will not deliver the Prospectus in connection with any sales of the Class A Notes after receipt of such notice until the Prospectus is so amended or supplemented unless otherwise required by law (except for any such requirement arising as a result of voluntary actions taken by you after receipt of such notice).

                 (d)  During the period described in paragraph (c) of this
         Section 4, to deliver promptly without charge to you such number of the following documents as you may from time to time reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Contribution and Sale Agreement, the Pooling and Servicing Agreement, the Trust Agreement, the Indenture and the Administration Agreement) and (ii) any preliminary prospectus supplement with respect to the Class A Notes, the Prospectus and any amendment or supplement thereto.

                 (e)  During the period described in paragraph (c) of this
         Section 4, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus requested by the Commission.

                 (f) For so long as any of the Class A Notes are outstanding, to furnish to you (i) copies of all materials furnished by the Trust to its Securityholders and all reports and financial statements furnished by the Trust to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and (ii) from time to time, such other information concerning the Seller and the Trust as you may reasonably request.

                 (g) Promptly from time to time to take such action as you may reasonably request to qualify the Class A Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Class A Notes; provided that in connection therewith the Seller shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation.

                 (h) For a period of 90 days from the date of the Prospectus, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of equipment leases (other than the Notes, the Trust Certificate and notes for borrowed money under a credit facility) without your prior written consent.

                 (i) For a period from the date of this Agreement until the retirement of the Class A Notes, or until such time as you shall no longer maintain a secondary market in the Class A Notes, whichever occurs first, to deliver to you the annual statement of compliance and the annual independent certified public accountants' report furnished to the Owner Trustee and the Indenture Trustee, pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Owner Trustee and the Indenture Trustee, respectively.

                 (j) To the extent, if any, that the initial rating provided with respect to the Class A Notes by the Standard & Poor's Ratings Group ("S&P") and Moody's Investors Service, Inc. ("Moody's) is conditional upon the furnishing of documents or the taking of any other actions by Trans Leasing or the Seller, to furnish such documents and take any such other actions.

                 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. Your obligations hereunder are subject to the accuracy in all material respects, when made and on the Closing Date, of the representations and warranties of Trans Leasing and the Seller contained herein, to the accuracy in all material respects of the statements of Trans Leasing or the Seller made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Seller of its obligations hereunder, and to each of the following additional terms and conditions:

                 (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and remain outstanding and no proceeding for that purpose shall have been initiated and not terminated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of you; and the Seller shall have filed the Prospectus Supplement with the Commission pursuant to Rule 424(b)(4) of the Rules and Regulations within the time period prescribed by such rule.

                 (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Class A Notes, the Trust Certificate, the Contribution and Sale Agreement, the Pooling and Servicing Agreement, the Trust Agreement, the Indenture and the Administration Agreement, the Registration Statement and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to your counsel, and the Seller shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                 (c) Kirkland & Ellis shall have furnished to you their written opinion, as counsel to the Seller, addressed to you and dated the Closing Date, in substantially the form of Exhibit A hereto.

                 (d) Kirkland & Ellis shall have furnished to you their written opinion, as counsel to the Seller, addressed to you and dated the Closing Date, in form and substance reasonably satisfactory to you, with respect to the characterization of the transfer of the Receivables by Trans Leasing to the Seller pursuant to the Contribution and Sale Agreement as a sale and the non-consolidation of Trans Leasing and the Seller.

                 (e) You shall have received from Simpson Thacher & Bartlett, your counsel, such opinion or opinions, dated the Closing Date, with respect to such matters as you may require, and the Seller shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

                 (f) Richards, Layton & Finger shall have furnished to you their written opinion, as counsel to the Owner Trustee, addressed to you and dated the Closing Date, in substantially the form of Exhibit B hereto.

                 (g) Hodgson, Russ, Andrews, Woods & Goodyear shall have furnished to you their written opinion, as counsel to the Indenture Trustee, addressed to you and dated the Closing Date, in substantially the form of Exhibit C hereto.

                 (h) You shall have received a letter dated the date hereof (the "Procedures Letter") from Deloitte & Touche LLP verifying the accuracy of such financial and statistical data contained in the Prospectus as you shall deem advisable, other than the statistical data appearing in the Prepayment Table in the Prospectus Supplement. In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, you shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data on substantially the same basis as provided in the Procedures Letter.

                 (i) You shall have received certificates, dated the Closing Date, of any of the Chairman of the Board, the President, any Vice President and the chief financial officer of each of Trans Leasing and the Seller stating that (A) the representations and warranties of Trans Leasing or the Seller, as the case may be, contained in this Agreement, the Contribution and Sale Agreement, the Pooling and Servicing Agreement, the Trust Agreement, the Indenture and the Administration Agreement are true and correct in all material respects on and as of the Closing Date, (B) Trans Leasing or the Seller, as the case may be, has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (C) no stop order suspending the effectiveness of the Registration Statement has been issued and is outstanding and no proceedings for that purpose have been instituted and not terminated or, to the best of his or her knowledge, are contemplated by the Commission, and (D) since September 30, 1996, there has been no material adverse change in the financial position or results of operations of Trans Leasing, the Seller or the Trust or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of Trans Leasing, the Seller or the Trust except as set forth in or contemplated by the Registration Statement and the Prospectus. Any officer making such certification may rely upon his or her knowledge as to the proceedings pending or threatened.

                 (j) The Class A Notes shall have been given a rating by both S&P and Moody's that is equal to or better than the rating required for the Class A Notes as set forth in the Prospectus Supplement.

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                          (k)  Subsequent to the execution and delivery of this
                 Agreement there shall not have occurred any of the following:
                 (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of Trans Leasing on any exchange or in the over-the-counter market shall have been suspended or (ii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in your judgment impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Notes on the terms and in the manner contemplated in the Prospectus.

                 (l) The Trust Certificate shall have been duly authenticated by the Owner Trustee in accordance with the Trust
                 Agreement and delivered and paid for in accordance with the Pooling & Servicing Agreement.

                 All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to your counsel.

                 6. TERMINATION. Your obligations hereunder may be terminated by you, in your absolute discretion, by notice given to and received by the Seller prior to delivery of and payment for the Class A Notes if, prior to that time, any of the events described in Section 5(k) shall have occurred.

                 7. INDEMNIFICATION. (a) Trans Leasing and the Seller shall, jointly and severally, indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Securities Act (collectively referred to for the purposes of this Section 7 and Section 8 as you) against any loss, claim, damage or liability, joint or several, to which you may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement related to the Class A Notes, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and shall reimburse you for any legal or other out-of-pocket expenses reasonably incurred by you directly in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred; provided, however, that neither Trans Leasing nor the Seller shall be liable in any such case to the extent that any such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from (A) any preliminary prospectus supplement, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter's Information or (B) the Current Report on Form 8-K dated November 18, 1996 (the "Current Report") which the Seller proposes to file with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended; provided further that as to any preliminary prospectus or preliminary prospectus supplement related to the Class A Notes this indemnity agreement shall not inure to the benefit of you, your officers or employees or any person controlling you on account of any loss, claim, damage, liability or action arising from the sale of Class A Notes to any person by you if you failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus, unless such failure resulted from non- compliance by the Seller with Section 4(c); and provided further that as to any amended or supplemented Prospectus this indemnity agreement shall not inure to the benefit of you, your officers or employees or any person controlling you on account of any loss, claim, damage, liability or action arising from the sale of Class A Notes to any person by you if, at the time that you are required by the Securities Act to send or give a copy of the Prospectus to such person, an amended or supplemented Prospectus has been made available to you and you failed to send or give a copy of such amended or supplemented Prospectus to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in the Prospectus was corrected in such amended or supplemented Prospectus, unless such failure resulted from non-compliance by the Seller with
Section 4(c).

                 (b) You shall indemnify and hold harmless Trans Leasing, the Seller, each of the Seller's directors, each officer of the Seller who signed the Registration Statement and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act (collectively referred to for the purposes of this Section 7 and Section 8 as the Seller), against any loss, claim, damage or liability, joint or several, to which the Seller may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) (A) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Seller by you or on your behalf specifically for use therein or (ii) the failure to deliver to any person the information contained in the Current Report prior to the date of the filing of the Current Report, and shall reimburse the Seller for any legal or other expenses reasonably incurred by the Seller in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred.
The parties acknowledge and
agree that the written information furnished to the Seller by you or on your behalf (the "Underwriter's Information") consists solely of the paragraph below the footnotes on the cover page of the Prospectus Supplement concerning the terms of the offering and the third paragraph of text and the last sentence of the seventh paragraph of text under the caption "Underwriting" in the Prospectus Supplement.

                 (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other out-of-pocket expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Seller and Trans Leasing, on the one hand, and you, on the other hand, shall have the right to employ one counsel to represent jointly the Seller and Trans Leasing, on the one hand, and you, on the other hand (and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this
Section 7) if, in the reasonable judgment of such party, it is advisable for such party (and such controlling persons) to be jointly represented by separate counsel (reasonably acceptable to the indemnifying party) because there may be one or more legal defenses available to such parties which are different from or additional to those available to the indemnifying party and the representation of both the indemnified party and the indemnifying would be inappropriate, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its prior written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment (to the extent provided herein).

                 The obligations of Trans Leasing and, the Seller and your obligations in this Section 7 and in Section 8 are in addition to any other liability which Trans Leasing, the Seller or you, as the case may be, may otherwise have.

                 8.  CONTRIBUTION.  If the indemnification provided for in
Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability
(i) in such proportion as shall be appropriate to reflect the relative benefits received by Trans Leasing and the Seller on the one hand and you on the other from the offering of the Class A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Trans Leasing and the Seller on the one hand and your fault on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by Trans Leasing and the Seller on the one hand and you on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Class A Notes purchased under this Agreement (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by you with respect to the Class A Notes purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Trans Leasing or the Seller on the one hand or you on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

                 Trans Leasing, the Seller and you agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 8 shall be deemed to include, subject to the limitations on the fees and expenses of separate counsel set forth in Section 7, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action in respect thereof. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 8 shall be subject to the limitations on amounts payable with respect to settlements made without the consent of the indemnifying party set forth in Section 7. Notwithstanding the provisions of this Section 8, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Class A Notes underwritten by you and distributed to the public were offered to the public less the amount of any damages which you have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 9. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon you, Trans Leasing, the Seller, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than you, Trans Leasing and the Seller and your and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                 10. EXPENSES. Seller agrees with you to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Class A Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus supplement, the Prospectus and any amendment or supplement to the Prospectus, including, without limitation, the Prospectus Supplement, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (e) the fees and expenses of qualifying the Class A Notes under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related the reasonable and documented fees and expenses of your counsel); (f) any fees charged by S&P or Moody's for rating the Class A Notes;
(g) all fees and expenses of the Owner Trustee and the Indenture Trustee and their respective counsel; (h) any transfer taxes payable in connection with its sale of the Class A Notes pursuant to this Agreement; and (i) all other costs and expenses incident to the performance of the obligations of Trans Leasing and the Seller under this Agreement; provided that, except as otherwise provided in this Section 10, you shall pay your own costs and expenses, including the costs and expenses of your counsel and the expenses of advertising any offering of the Class A Notes.

                 11. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of Trans Leasing and, the Seller and your indemnities, rights of contribution, and agreements contained in this Agreement or made by you or them or on behalf of you or them respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Class A Notes and shall remain in full force and effect, regardless of any (i) termination or cancellation of this Agreement, (ii) any investigation made by you or them or on behalf of you or them or any person controlling any of them or (iii) acceptance of and payment for the Class A Notes.

                 12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                 (a) if to you, shall be delivered or sent by mail or facsimile transmission and confirmed to First Union Capital Markets Corp., One First Union Center TW-10,

         Charlotte, North Carolina 28288-0610, Attention: Chris Snyder, Telecopy Number: 704-374-3254;

                 (b) if to the Seller, shall be delivered or sent by mail or facsimile transmission and confirmed to the address of the Seller set forth in the Registration Statement, Attention: Chief Financial Officer, with a copy to Trans Leasing at the address of the Servicer set forth in the Registration Statement, Attention: Chief Financial Officer;

                 (c) if to Trans Leasing, shall be delivered or sent by mail or facsimile transmission and confirmed to the address of Trans Leasing set forth in the Registration Statement, Attention: Chief Financial Officer;

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.


                 13. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

                 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                 16. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                 17. NO PETITION. You shall not, prior to the date which is one year and one day after the final payment with respect to the Notes, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

                 If the foregoing is in accordance with your understanding of the agreement between the Seller and Trans Leasing and you, kindly indicate your acceptance in the space provided for that purpose below.

                                              Very truly yours,

                                              TL LEASE FUNDING CORP. IV


                                              By
                                                 ---------------------------
                                                 Name:
                                                 Title:


                                              TRANS LEASING INTERNATIONAL, INC.


                                              By
                                                 ---------------------------
                                                 Name:
                                                 Title:

Accepted:

FIRST UNION CAPITAL MARKETS CORP.


By
   --------------------------
    Authorized Signatory